EXHIBIT 99.1

ROCK OF AGES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands except per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma

Net revenues	$59,028		(a)	59,028

Gross profit	24,251		(a)	24,251
Selling, general and administrative expenses	26,685		(a)	26,685

Loss from continuing operations before interest and income taxes	(2,434)			(2,434)
Interest expense	458	151	(c)	307

Loss from continuing operations before income taxes	(2,892)			(2,741)
Income tax expense (benefit)	(211)	30	(d)	(181)

Net loss from continuing operations	(2,681)		(b)	(2,560)

Net loss per share - basic:	(0.37)			(0.36)

Net loss per share - diluted:	(0.37)			(0.36)

Weighted average number of common shares outstanding - basic	7,179			7,179
Weighted average number of common shares outstanding - diluted	7,179			7,179

See accompanying notes to Unaudited Pro Forma Consolidated Financial Information

ROCK OF AGES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma

Net revenues
Quarrying	29,735			29,735
Manufacturing	19,726			19,726
Retailing	38,448			38,448
Cemeteries	4,604	4,604	(e)

Total net revenues	$92,513			87,909

Gross profit
Quarrying	12,984			12,984
Manufacturing	5,521			5,521
Retailing	21,314			21,314
Cemeteries	2,009	2,009	(f)

Total gross profit	41,828			39,819

Selling, general, and administrative expenses	35,868	1,330	(g)	34,538

Income from operations	5,960			5,281
Interest expense	738	216	(c)	522

Income before provision for income taxes and cumulative effect of a change in accounting principle	5,222			4,759
Provision for income taxes	1,427	(93)	(d)	1,334

Net income before cumulative effect of a change in accounting principle	3,795		(b)	3,425

Net income per share - basic:
Net income before cumulative effect of a change in accounting principles	$0.48			0.44
Net income per share - diluted:
Net income before cumulative effect of a change in accounting principles	$0.48			0.43

Weighted average number of common shares outstanding - basic	7,848			7,848
Weighted average number of common shares outstanding - diluted	7,880			7,880

See accompanying notes to Unaudited Pro Forma Consolidated Financial Information

ROCK OF AGES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2003
($ in thousands)

	Historical	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$809	1,500	(i)	2,309
Trade receivables, net	16,231			16,231
Inventories	21,338			21,338
Other current assets	6,303	5,250	(i)	11,553
Assets of discontinued operations - held for sale	28,183	28,183	(h)

Total current assets	72,864			51,431

Property, plant and equipment, net	42,226			42,226
Other	9,160			9,160

Total assets	$124,250			102,816

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under lines of credit	$5,014			5,014
Current installments of long-term debt	7,395			7,395
Customer deposits	9,219			9,219
Liabilities of discontinued operations	22,451	22,451	(h)

Total current liabilities	44,079			21,628

Long-term debt, excluding current installments	12,802			12,802
Other	9,075			9,075

Total liabilities	65,956			43,505

Stockholder's equity:
Common stock - Class A, $.01 par value; 30,000,000 shares authorized
4,425,502 shares issued and outstanding	44			44
Common stock - Class B, $.01 par value; 15,000,000 shares authorized
2,756,395 shares issued and outstanding	28			28
Additional paid-in capital	65,794			65,794
Accumulated Deficit	(6,059)	1,017	(j)	(5,042)
Accumulated other comprehensive loss	(1,513)			(1,513)

Total stockholder's equity	58,294			59,311

Total liabilities and stockholder's equity	$124,250			102,816

See accompanying notes to Unaudited Pro Forma Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a)	The historical Consolidated Statement of Operations for the nine months ended September 30, 2003 reported the cemetery operations in discontinued operations, therefore, there is no change in net revenues, gross profits or S G & A.

(b)	The gain on the sale of the cemetery assets is reported in discontinued operations and, therefore, not included in the pro forma statements.

(c)	To record the estimated reduction in interest expense assuming the proceeds from the transaction were utilized to pay in full the outstanding credit facility balance during the period presented.

(d)	To record the income tax expense attributable to the net operations of the cemetery division during the period presented.

(e)	To record the reduction in revenue that would have resulted from the sale of the cemetery assets on January 1, 2002 for the year ended December 31, 2002.

(f)	To record the reduction in gross profit attributable to the reduction in cemetery revenue described in entry (c) above.

(g)	To record the reduction in selling, general and administrative expenses that would have resulted from the sale of the cemetery assets on January 1, 2002 for the year ended December 31, 2002.

(h)	To record the reduction of specific assets and liabilities related to the sale of the cemetery division.

(i)	To record the sale of the cemetery assets, a portion of which was received in cash, the remainder as a short term note receivable.

(j)	To record the reduction in the accumulated deficit related to the net gain on the sale of the cemetery assets.